Exhibit 1.1

EXECUTION VERSION

STANDBY PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) has been entered into as of October 7, 2014, by and among Ceres Global Ag Corp. (“Ceres”); VN Capital Fund C, LP (“VN Capital”), a limited partnership managed by VN Capital Management, LLC, a company with registered office in Wilmington, Delaware; Whitebox Multi-Strategy Partners, L.P. and Whitebox Credit Arbitrage Partners, L.P. (together, “Whitebox”), limited partnerships managed by Whitebox Advisors, LLC, a company with registered office in Dover, Delaware; and Highbridge International LLC and Highbridge Tactical Credit & Convertibles Master Fund, L.P. (together, “Highbridge”, and together with VN Capital and Whitebox, the “Standby Purchasers”), a company and a limited partnership advised by Highbridge Capital Management LLC, a company with registered office in Wilmington, Delaware; for greater certainty, Whitebox shall be treated as one Standby Purchaser under this Agreement.

WHEREAS Ceres proposes to effect an offering of Rights to the holders of record of Ceres pursuant to a short form prospectus and Registration Statement on Form F-7;

AND WHEREAS the net proceeds of the offering of Rights are intended to fund the construction and development of the Northgate Commodities Logistics Centre located in Northgate, Saskatchewan and for working capital purposes;

AND WHEREAS each of the Standby Purchasers has agreed to: (i) fully exercise any Basic Subscription Right available to such Standby Purchaser; and (ii) purchase Common Shares offered under the Rights Offering that are not otherwise purchased thereunder, each up to the aggregate amount set out opposite its name in Schedule B hereto, on the terms and conditions set forth in this Agreement;

AND WHEREAS as consideration for the entry into this Agreement and performing the obligations hereunder, the Standby Purchasers will be issued a certain number of Standby Warrants (as defined below) as more particularly set out in Section 2.3 of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed as set forth below.

ARTICLE 1
INTERPRETATION

1.1	Definitions. In this Agreement and in the recitals hereto, unless something in the subject matter is inconsistent therewith, capitalized terms shall have the meanings set forth in Schedule A.

1.2
Headings, etc.  The division of this Agreement into articles, sections, paragraphs and clauses and the provision of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this agreement”, “hereof’, “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplemental or ancillary hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to

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articles, sections, paragraphs or clauses are to articles, sections, paragraphs or clauses of this Agreement.

1.3	Plurality and Gender. Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders.

1.4	Currency. Unless otherwise specifically stated, all references to dollars and cents in this Agreement are to the lawful currency of Canada.

1.5
Governing Law.  This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  Each party hereby unconditionally and irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising out of this Agreement.

1.6
Severability.  If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.  The parties hereto agree to negotiate in good faith a substitute provision which shall be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable.  The invalidity or unenforceability of any provision in any particular jurisdiction shall not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

1.7
Statutes.  Any reference to a statute, act or law shall include and shall be deemed to be a reference to such statute, act or law and to the regulations, instruments and policies made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute, act or law that may be passed which has the effect of supplementing or superseding such statute, act or law so referred to.

1.8
Obligations of Standby Purchasers.  It is expressly agreed that the obligations of the Standby Purchasers hereunder are several, and not joint or solidary (joint and several).  No Standby Purchaser shall be responsible or liable for any breach or default by any other Standby Purchaser of such Standby Purchaser’s obligations hereunder.

ARTICLE 2
RIGHTS OFFERING AND STANDBY COMMITMENT

2.1
Conduct of Rights Offering.  Ceres hereby agrees to conduct a Rights Offering pursuant to which one Right will be issued in respect of each outstanding Common Share.  Subject to and in accordance with the terms hereof, Ceres agrees to offer for sale, in accordance with Securities Laws and pursuant to the Prospectus and Form F-7: (a) the Rights and the Common Shares issuable upon the exercise of the Rights and (b) the Standby Shares, to Persons that are (i) the holders of record of Common Shares on the Record Date in the Qualifying Jurisdictions, and (ii) the holders of record of Common Shares on the Record Date in other eligible jurisdictions, provided that the offering to and subscription by such holders is lawful (including under any available exemptions) and in compliance with all securities and other laws applicable in the jurisdiction where such holders are resident.

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2.2
Commitment of Standby Purchasers.  Subject to the terms hereof, each of the Standby Purchasers undertakes and agrees, on a several and not joint basis, to subscribe for Standby Purchaser Rights Offering Shares and Standby Shares having an aggregate Subscription Price equal to its Subscription Commitment, as follows:

(a)
Exercise of Basic Subscription Right: Each Standby Purchaser shall exercise, or shall direct its Affiliates to exercise, its Basic Subscription Right, in full, and subscribe for all of the Standby Purchaser Rights Offering Shares to which it is entitled to subscribe under its Basic Subscription Right, not less than five (5) Business Days prior to the Expiry Date.

(b)	Standby Commitment:

(i)
As soon as reasonably practical following the Expiry Date, Ceres shall provide written notice (the “Standby Notice”) to all Standby Purchasers of (i) the total number of Standby Shares and (ii) the number of Standby Shares to be purchased by each Standby Purchaser on the Closing Date, which shall be calculated by multiplying the total number of Standby Shares by their proportionate amounts of Subscription Commitment set out in Schedule B, subject to the following:

(I)
if the number of Standby Shares that would otherwise be allocated to Whitebox exceeds the Standby Share Cap, then Whitebox or its Affiliates shall only be required to purchase that number of Standby Shares equal to the Standby Share Cap and any excess Standby Shares will be reallocated to the remaining Standby Purchasers in proportion to their respective Subscription Commitment; and

(II)	any reallocation required by Section 2.2(c) below.

For greater certainty, notwithstanding anything else in this Agreement, under no circumstances shall (i) a Standby Purchaser be required to subscribe for Standby Purchaser Rights Offering Shares and Standby Shares in excess of its Subscription Commitment, or (ii) Whitebox or its Affiliates be required to subscribe for Standby Shares in excess of the Standby Share Cap.

(ii)
Prior to 5:00 p.m. on the date that is three Business Days after receipt of the Standby Notice (the “Subscription Time”), each Standby Purchaser or its Affiliate shall subscribe for and provide the Subscription Price to Ceres in respect of such number of Standby Shares allocated to such Standby Purchaser as set out in the Standby Notice (the “Subscriptions”), subject to acceptance by Ceres.

(iii)	Subject to Section 2.2(d), Ceres shall accept all Subscriptions and each Standby Purchaser or one more of its Affiliates shall purchase from Ceres,

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and Ceres shall sell to each Standby Purchaser or one or more of its Affiliates such number of Standby Shares allocated to such Standby Purchaser as set out in the Standby Notice.

(c)
Reallocation: If as a result of the issuance of Common Shares to the Standby Purchasers pursuant to this Section 2.2 and after taking into consideration the exercise of Rights by other Shareholders or parties purchasing Rights in the market, Ceres would become a “Controlled Foreign Corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”), then any Standby Shares that would have been allocated pursuant to Section 2.2(b) to a Standby Purchaser that is a “United States shareholder” as defined in section 951(b) of the Code shall be reallocated to other Standby Purchasers on a proportional basis based on their relative Subscription Commitment (but without making any of such other Standby Purchasers also United States shareholders) to the extent necessary such that Ceres would not be considered a CFC as defined in the Code.  For greater certainty, no reallocation pursuant to this Section 2.2(c) shall be made to the extent that it would result in either (i) a Standby Purchaser subscribing for Standby Shares in excess of its Standby Share Cap or Standby Purchaser Rights Offering Shares and Standby Shares in excess of its Subscription Commitment or (ii) a reduction in the total number Standby Shares subscribed for by the Standby Purchasers.

(d)
Reallocation on Default.  No Standby Purchaser shall be responsible or liable for any breach or default by any other Standby Purchaser of such other Standby Purchaser’s obligations hereunder.  In the event that one or more of the Standby Purchasers fails to subscribe for and provide the Subscription Price to Ceres in respect of all or part of the Standby Shares allocated to it in the Standby Notice (such shares, the “DefaultStandby Shares”) prior to the Subscription Time (each such Standby Purchaser, a “Defaulting Party”), then:

(i)
as soon as reasonably practicable, Ceres shall provide written notice to each Standby Purchaser that is not a Defaulting Party of (i) the default by any Defaulting Party, and (ii) the revised number of Standby Shares to be purchased by each Standby Purchaser who is not a Defaulting Party, which shall be re-calculated in accordance with Section 2.2(b)(i) and, if applicable, allocating the Default Standby Shares to the Standby Purchasers who are not a Defaulting Party in proportion to their respective Subscription Commitments (the “Revised Standby Notice”).

(ii)
If applicable, each Standby Purchaser to whom Default Standby Shares are allocated pursuant to Section 2.2(d)(i) shall or shall cause its Affiliate to subscribe for and provide the Subscription Price to Ceres in respect of such Default Standby Shares, subject to acceptance by Ceres.

(iii)
Ceres shall accept the amount of each Standby Purchaser’s Subscription Commitment (including its additional subscription pursuant to 2.2(d)(ii)) that is equal to the number of Standby Shares allocated to such Standby Purchaser as set out in the Revised Standby Notice, and each Standby

EXECUTION VERSION

Purchaser or one more of its Affiliates shall purchase from Ceres, and Ceres shall sell to each Standby Purchaser or one or more of its Affiliates such number of Standby Shares allocated to such Standby Purchaser in the Revised Standby Notice.

(iv)
Ceres agrees that, if applicable, it shall reject the amount of each Standby Purchaser’s Subscription that exceeds the number of Standby Shares allocated to such Standby Purchaser as set out in the Revised Standby Notice, and within two Business Days of the Closing Date, Ceres shall return the amount paid by any Standby Purchaser in respect of any rejected Subscription.

For certainty, nothing in this Section 2.2(d) shall limit Ceres' recourse against any Defaulting Party for failing to fulfill its obligation to subscribe for and pay for the Standby Shares allocated to it pursuant to this Agreement.

2.3	Standby Warrants.

(a)
As consideration for the Standby Purchasers entering into this Agreement and performing their covenants hereunder, Ceres will issue to each Standby Purchaser or its Affiliates on the Closing Date share purchase warrants (the “Standby Warrants”) in the amount set out opposite the name of such Standby Purchaser in Schedule B hereto, such amount to be reduced proportionally in the event a Standby Purchaser’s Subscription Commitment is reduced pursuant to the Standby Share Cap or reallocation in accordance with Section 2.2(c).

(b)	The exercise price per Common Share under the Standby Warrants will equal the Subscription Price. The Standby Warrants will expire on the date that is 2 years from the Closing Date.

2.4	Warrant Approvals.

(a)
As the exercise price of the Standby Warrants is lower than the market price of the Common Shares, the issuance of the Standby Warrants to the Standby Purchasers must be approved by at least a simple majority of the votes cast by shareholders present in person or represented by proxy at the next annual general meeting of shareholders of Ceres, with the votes attached to Common Shares held by the Standby Purchasers and their respective Affiliates and associates being excluded from such vote (the “Price Approval”). Since VN Capital and Whitebox (the “Insider Standby Purchasers”) are insiders or deemed insiders of Ceres, the issuance of the Standby Warrants to the Insider Standby Purchasers must be approved by at least a simple majority of the votes cast by shareholders present in person or represented by proxy at the next annual general meeting of shareholders of Ceres, with the votes attached to Common Shares held by the Insider Standby Purchasers and their Affiliates and associates being excluded from such vote (the “Insider Approval”, and together with the Price Approval, the “Warrant Approvals”).

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(b)
The Standby Purchasers acknowledge and agree that while the Standby Warrants will be issued by Ceres to the Standby Purchasers on the Closing Date, such issuance will be conditional upon the receipt of the Price Approval and, in respect of the issuance of Standby Warrants to the Insider Standby Purchasers, the receipt of the Insider Approval, and the Standby Warrants issued to the Standby Purchasers will not be exercisable until such Price Approval and/or Insider Approval, as applicable, are obtained at the meeting.  In the event that such Price Approval and/or Insider Approval are not obtained at the meeting, Ceres will pay to the Standby Purchasers (if the Price Approval is not obtained) or to the Insider Standby Purchasers (if the Insider Approval is not obtained) a cash payment equal to the product obtained by multiplying (i) the number of Common Shares subject to the applicable Standby Purchasers’ respective number of Standby Warrants by (ii) the amount (if any) by which the market price (based on a 5-day VWAP on the TSX) of the common shares of Ceres on the date of the meeting at which Insider Approval is not obtained exceeds the Subscription Price; provided that the amount of such payment shall not be less than 2% nor greater than 4% of the Standby Purchaser's Subscription Commitment.

2.5
Timing of Rights Offering.  Subject to and in accordance with the terms hereof, Ceres agrees that it will file with the Canadian Securities Commissions (i) the Preliminary Prospectus (in English and French) on or about October 7, 2014; and (ii) the Final Prospectus (in English and French) on or before the day which is three Business Days following the date on which all necessary approvals and consents are received from the Canadian Securities Commissions and the TSX which are necessary or advisable, in Ceres’s opinion, acting reasonably, to proceed with the filing of the Final Prospectus and completion of the Rights Offering.  Ceres will use commercially reasonable efforts to obtain a receipt (or analogous decision document) as soon as possible following the filing of each of the Preliminary Prospectus and Final Prospectus (and any Prospectus Amendment) with the Canadian Securities Commissions and take all other steps and proceedings that may be necessary in order to qualify the distribution of the Securities in each of the Canadian Qualifying Jurisdictions in which the Final Prospectus has been filed.

2.6
Payment for Standby Purchaser Shares.  Subject to and in accordance with the terms hereof, on the Closing Date, each Standby Purchaser shall pay in immediately available funds by wire transfer to an account designated by Ceres, or by bank draft or certified cheque payable to Ceres, the aggregate Subscription Price that is payable for the Standby Purchaser Shares to be purchased by the Standby Purchasers hereunder and Ceres shall issue the Standby Purchaser Shares to the Standby Purchasers.

ARTICLE 3
COVENANTS OF CERES RELATING TO THE RIGHTS OFFERING

3.1	Subject to and in accordance with the terms hereof, Ceres agrees with and undertakes in favour of the Standby Purchasers as follow:

(a)	U.S. Offers and Sales. Ceres shall prepare and file with the SEC, on the same date that it files the Final Prospectus with the Canadian Securities Commissions, a

EXECUTION VERSION

registration statement on Form F-7 covering the registration under the 1933 Act of the Common Shares issuable upon the exercise of the Rights (excluding, for greater certainty, privately placed Standby Purchaser Rights Offering Shares and Standby Purchaser Shares pursuant to this Agreement).

(b)
Supplementary Material.  If required by Securities Laws, Ceres shall prepare any amendments to the Prospectus or any documentation supplemental thereto or any amending or supplemental documentation or any similar document required to be filed by Ceres under the Securities Laws.

(c)
Consents and Approvals.  Ceres  will use its commercially reasonable efforts to obtain all necessary consents, approvals or exemptions for the creation, offering and issuance of the Securities in all Qualifying Jurisdictions as contemplated herein and in the Prospectus and the entering into and performance by Ceres of this Agreement (including, for greater certainty, the issuance of the Rights and the Common Shares issuable upon the exercise of such Rights, as well as the issuance to the Standby Purchasers of the Standby Purchaser Shares).

(d)
Cease Trade Order or Other Investigation.  From the date hereof through the earlier of (i) the Closing Date and (ii) the termination of this Agreement, Ceres  will immediately notify the Standby Purchasers in writing of any written demand, request or inquiry (formal or informal) by any Securities Commission, the TSX or other Governmental Entity that concerns any matter relating to the affairs of Ceres that may affect the Rights Offering, the transactions contemplated herein, or any other matter contemplated by this Agreement, or that relates to the issuance, or threatened issuance, by any such authority of any cease trading or similar order or ruling relating to any securities of Ceres. Any notice delivered to the Standby Purchasers as aforesaid shall contain reasonable details of the demand, request, inquiry, order or ruling in question.

(e)
TSX Listing.  Ceres shall take all action as may be required and appropriate so that the Rights, the Common Shares issuable upon exercise of the Rights, the Standby Purchaser Shares, the Common Shares issuable upon exercise of the Standby Warrants have been conditionally approved for listing on the TSX, subject to receipt of customary final documentation.

(f)
Securities Laws.  Ceres shall take all action as may be necessary and appropriate so that the Rights Offering and the transactions contemplated in this Agreement will be effected in accordance with Securities Laws.

(g)
Obtaining of Report.  Ceres will cause CST Trust Company to deliver to the Standby Purchasers, as soon as is practicable following the Expiry Time, details concerning the total number of Rights duly subscribed and paid for by holders of Rights under the Rights Offering, including those Rights subscribed and paid for pursuant to the Additional Subscription Privilege.

(h)
Mailing of Materials.  Ceres will use commercially reasonable efforts to effect and complete the mailing of commercial copies of the Final Prospectus to each of the registered holders of the Common Shares in the Qualifying Jurisdictions, in each case, as soon as possible following the Record Date, and to the beneficial

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holders of Common Shares in Canada in the manner contemplated by National Instrument 54-101 as soon as possible following the Record Date.

(i)
Continuing Information Delivery Obligation.  For so long as any of the Standby Purchasers hold any Common Shares that are not freely tradeable under Rule 144 under the 1933 Act, Ceres will (regardless of whether Ceres is (i) subject to section 13 or 15(d) of the 1934 Act, or (ii) exempt from reporting pursuant to Rule 12g3-2(b) under the 1934 Act) furnish to the Standby Purchasers and to prospective investors designated by the Standby Purchasers upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act to facilitate the re-sale of such securities pursuant to Rule 144A under the 1933 Act.  In addition, for so long as any of the Standby Purchasers hold any Common Shares, in order to provide the Standby Purchasers the benefits of Rule 144 under the 1933 Act, Ceres will make and keep public information available, as defined in Rule 144, all to the extent required from time to time to enable such Standby Purchasers to sell Common Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144.  Upon the written request of any Standby Purchaser, Ceres will deliver to such holder a written statement as to whether Ceres has complied with such information and requirements. Ceres will take such further action as any Standby Purchaser may reasonably request to the extent from time to time required to enable such Standby Purchaser to sell or re-sell such securities in accordance with Rule 144 or 144A under the 1933 Act, as such rules may be amended from time to time.

(j)
Disclosure of Information about the Standby Purchasers.  Ceres will not make any public disclosure or submit any information to a Securities Commission or Governmental Entity that refers to or describes a Standby Purchaser or any of its affiliates and associates without first obtaining the prior written approval of such Standby Purchaser.

(j)
Use of Proceeds.  Ceres intends to use the gross proceeds received by it in connection with the Rights Offering and the sale and issuance by Ceres of the Standby Shares to the Standby Purchaser as described under the heading “Use of Proceeds” in the Prospectus.

ARTICLE 4
CHANGES

4.1
Material Change During Distribution. During the period from the date of this Agreement to the Closing Date, Ceres shall promptly notify the Standby Purchasers in writing of any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of Ceres or any Material Adverse Change.

4.2
Change in Closing Date.  If a material change or Material Adverse Change occurs after the date of filing of the Final Prospectus with the Canadian Securities Commissions and prior to the Closing Date, then, subject to Article 7, the Closing Date shall be, unless

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Ceres and the Standby Purchasers otherwise agree in writing, the earlier of the previously scheduled Closing Date and the sixth Business Day following the date on which all applicable filings or other requirements of the Securities Laws with respect to such material change have been complied with in all Qualifying Jurisdictions and any appropriate decision documents have been obtained for such filings, and notice of such filings from Ceres or Ceres’s counsel have been received by the Standby Purchasers; provided, however, that in no event shall the Closing Date be later than December 31, 2014.

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Representations and Warranties of Ceres. Ceres represents and warrants to the Standby Purchasers the representations and warranties set forth in Schedule C.

5.2
Representations, Warranties and Covenants of the Standby Purchasers.  Each of the Standby Purchasers represents, warrants and covenants, on a several and not a joint or solidary (joint and several) basis to Ceres, with respect to such Standby Purchaser, as applicable, the representations, warranties and covenants set forth in Schedule D.

5.3
Survival.  All representations and warranties of Ceres or each Standby Purchaser  contained herein (including the Schedules) or contained in any document delivered pursuant to this Agreement or in connection with the Rights Offering herein contemplated, shall survive the completion of the purchase of the Standby Purchaser Rights Offering Shares and the Standby Purchaser Shares by the Standby Purchasers and shall continue in full force and effect for a period of twenty-four months notwithstanding any investigation, inquiry or other steps which may be taken by or on behalf of the Standby Purchasers or Ceres.

ARTICLE 6
CLOSING AND CONDITIONS

6.1
The closing of the purchase by the Standby Purchasers and sale by Ceres of the Standby Purchaser Shares to be purchased by the Standby Purchasers hereunder shall be completed at the offices of Blake, Cassels & Graydon LLP, 199 Bay Street, Suite 4000, Toronto, ON M5L 1A9, Canada at 9:00 a.m. (Toronto time) on the Closing Date or at such other time and/or on such other date and/or at such other place as Ceres and the Standby Purchasers may agree upon in writing.  On such date, and upon payment being made by the Standby Purchasers in accordance with Section 2.6, definitive certificates representing (a) the number of Common Shares that is equal to the number of Standby Purchaser Shares to be purchased by each of the Standby Purchasers hereunder, and (b) the number of Standby Warrants to be issued to each of the Standby Purchasers hereunder, shall be delivered to each of the Standby Purchasers by Ceres and such certificates shall be registered in the name of each of the Standby Purchasers or one or more designees of each of the Standby Purchasers, as applicable.

6.2	The obligation of the Standby Purchasers to complete the closing of the transactions set out in this Agreement is subject to the following conditions being satisfied in full:

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(a)
there shall not be any claims, litigation, investigations or proceedings, including appeals and applications for review, in progress, or to the knowledge of Ceres, pending, commenced or threatened in respect of the Rights Offering or this Agreement by any Person that have a reasonable likelihood of success in the judgment of any of the Standby Purchasers and that are material to Ceres;

(b)
Ceres shall have made and/or obtained all necessary filings, approvals, orders, rulings and consents of all relevant securities regulatory authorities and other governmental and regulatory bodies required in connection with the Rights Offering, the purchase of Standby Purchaser Shares by the Standby Purchasers and the issue of Standby Warrants to the Standby Purchasers as contemplated by this Agreement;

(c)
the TSX shall have approved the listing of the Rights, the Standby Shares, the Common Shares issuable upon the exercise of the Rights and the Common Shares issuable upon the exercise of the Standby Warrants, subject to the filing of customary documents with the TSX;

(d)	the TSX shall have conditionally approved the issuance of the Standby Warrants, subject to the filing of customary documents with the TSX and the approvals contemplated by Section 2.4;

(e)
the Standby Purchasers shall have received a certificate or certificates dated the Closing Date and signed on behalf of Ceres by a senior officer of Ceres addressed to the Standby Purchasers certifying for and on behalf of Ceres after having made due enquiry and after having carefully examined the Final Prospectus, as amended by any Prospectus Amendment, including all documents incorporated by reference, that:

(i)
since the respective dates as of which information is given in the Final Prospectus, as amended by any Prospectus Amendment, there has not have been any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of Ceres other than as disclosed in the Final Prospectus or any Prospectus Amendment, as the case may be;

(ii)
no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Shares or any other securities of Ceres has been issued by any Securities Commission that is continuing in effect and no proceedings for that purpose have been instituted or be pending or, to the knowledge of Ceres, been contemplated or threatened under any of the Securities Laws or by any Securities Commission;

(iii)	Ceres has duly complied in all material respects with the terms, conditions and covenants of this Agreement on its part to be complied with up until the Closing Date; and

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(iv)
(A) the representations and warranties of Ceres contained in this Agreement which are qualified by materiality shall be true and correct in all respects as at the Closing Date with the same force and effect as if made at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement (except to the extent that any such representations and warranties expressly speak of an earlier date, in which case, such representations and warrants shall be true and correct in all respects as of such earlier date), and (B) all other representations and warranties of Ceres contained in this Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement (except to the extent that any such representations and warranties expressly speak of an earlier date, in which case, such representations and warrants shall be true and correct in all respects as of such earlier date);

(f)	the Registration Statement on Form F-7 shall have become effective and no stop order suspending the effectiveness thereof shall have been issued by the SEC;

(g)	the Standby Purchasers shall have received, with respect to such matters as are listed on Schedule E, a legal opinion dated as of the Closing Date from counsel to Ceres;

(h)	a Material Adverse Change shall not have occurred;

(i)
Ceres shall have entered into a registration rights agreement with VN Capital to qualify for distribution to the public in Canada any portion of the Common Shares acquired through the Offering held by VN Capital, subject to a minimum number of Common Shares and in a form satisfactory to Ceres and VN Capital, both acting reasonably; and

(j)	in the case of Highbridge and Whitebox, a minimum aggregate subscription of $45,000,000 in the Offering.

6.3
Provided that Ceres has used its best efforts to comply with (or cause to be complied with) such conditions, the obligation of Ceres to complete the closing of the transactions set out in this Agreement is subject to the following conditions being satisfied in full:

(a)
Ceres shall have obtained all necessary approvals, orders, rulings and consents of all relevant securities regulatory authorities and other governmental and regulatory bodies required in connection with the Rights Offering, the purchase of Standby Purchaser Shares by the Standby Purchasers and the issue of Standby Warrants to Standby Purchasers as contemplated by this Agreement;

(b)	the TSX shall have approved the listing of the Rights, the Standby Shares, the Common Shares issuable upon the exercise of the Rights and the Common Shares

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issuable upon the exercise of the Standby Warrants, subject to the filing of customary documents with the TSX;

(c)	the TSX shall have conditionally approved the issuance of the Standby Warrants, subject to the filing of customary documents with the TSX and the approvals contemplated by Section 2.4;

(d)
no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Shares or any other securities of Ceres shall have been issued by any Securities Commission that is continuing in effect and no proceedings for that purpose shall have been instituted or be pending or, to the knowledge of Ceres, been contemplated or threatened under any of the Securities Laws or by any Securities Commission;

(e)
Ceres shall have received a certificate or certificates dated the Closing Date and signed on behalf of a senior officer of each of the Standby Purchasers addressed to Ceres certifying for and on behalf of each Standby Purchaser, respectively, after having made due enquiry, that:

(i)	such Standby Purchaser has duly complied in all material respects with the terms, conditions and covenants of this Agreement on their part to be complied with up until the Closing Date; and

(ii)
(A) the representations and warranties of such Standby Purchaser contained in this Agreement which are qualified by materiality shall be true and correct in all respects as at the Closing Date with the same force and effect as if made at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement (except to the extent that any such representations and warranties expressly speak of an earlier date, in which case, such representations and warrants shall be true and correct in all respects as of such earlier date), and (B) all other representations and warranties of such Standby Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement (except to the extent that any such representations and warranties expressly speak of an earlier date, in which case, such representations and warrants shall be true and correct in all respects as of such earlier date).

6.4
Ceres agrees that the conditions contained in Section 6.2 will be complied with so far as the same relates to acts to be performed or to be caused to be performed by Ceres and that Ceres will use its commercially reasonable efforts to cause such conditions to be complied with.

EXECUTION VERSION

ARTICLE 7
TERMINATION

7.1	Termination by Ceres. Ceres shall be entitled, at any time and in its sole discretion, to elect to terminate this Agreement by giving written notice of such election to the Standby Purchasers, if:

(a)
any inquiry, investigation (whether formal or informal) or other proceeding is commenced by a Governmental Entity pursuant to applicable Laws in relation to Ceres or any of its subsidiaries or in relation to any of the directors and officers of Ceres, any of which suspends or ceases trading in the Rights or Common Shares or operates to prevent or restrict the lawful distribution of the Securities for a period greater than 2 consecutive Business Days;

(b)
if any order is issued by a Governmental Entity pursuant to applicable Laws, or if there is any change of Law, either of which suspends or ceases trading in the Rights or Common Shares or operates to prevent or restrict the lawful distribution of the Rights or Common Shares issuable upon exercise of the Rights for a period greater than 2 consecutive Business Days;

(c)
Ceres fails to obtain: (i) final listing approval from the TSX for the Rights at least two days prior to the date named as the Record Date in the Final Prospectus; and (ii) conditional listing approval from the TSX in respect of the Common Shares issuable upon exercise of the Rights, the Standby Shares and the Common Shares issuable upon exercise of the Standby Warrants prior to or on the Closing Date, subject to receipt of customary final documentation;

(d)
the Common Shares or the Rights are de-listed or suspended or halted for trading for a period greater than 2 Business Days for any reason by the TSX at any time prior to the closing of the Rights Offering;

(e)
the conditions to closing in favour of Ceres referred to in Section 6.3 (other than the representations and warranties set out in Section 6.3(e)) have not been satisfied on or before December 31, 2014;

(f)	the Final Prospectus has not been filed in each of the Canadian Qualifying Jurisdictions on or before November 30, 2014; or

(g)	the Rights Offering is otherwise terminated or cancelled or the closing as contemplated in Article 6 has not occurred on or before December 31, 2014;

provided, however, that Ceres shall be entitled to make such election to terminate only if Ceres has used best efforts to comply with its obligations under this Agreement which directly or indirectly related to the relevant termination rights which are required to have been performed prior to the time of giving such notice to the Standby Purchasers.

7.2
Termination by the Standby Purchasers.  Each of the Standby Purchasers shall be entitled, severally and not jointly or solidary (jointly and severally) to elect to terminate this Agreement by giving written notice of such election to Ceres if:

EXECUTION VERSION

(a)
any inquiry, investigation (whether formal or informal) or other proceeding is commenced by a Governmental Entity pursuant to applicable Laws in relation to Ceres or any of its subsidiaries or in relation to any of the directors and officers of Ceres, any of which suspends or ceases trading in the Rights or Common Shares or operates to prevent or restrict the lawful distribution of the Securities for a period greater than 2 consecutive Business Days;

(b)
if any order is issued by a Governmental Entity pursuant to applicable Laws, or if there is any change of Law, either of which suspends or ceases trading in the Rights or Common Shares or operates to prevent or restrict the lawful distribution of the Rights or Common Shares issuable upon exercise of the Rights for a period greater than 2 consecutive Business Days;

(c)
Ceres fails to obtain: (i) final listing approval from the TSX for the Rights at least two days prior to the date named as the Record Date in the Final Prospectus; and (ii) conditional listing approval from the TSX in respect of the Common Shares issuable upon exercise of the Rights, the Standby Shares and the Common Shares issuable upon exercise of the Standby Warrants prior to or on the Closing Date, subject to receipt of customary final documentation;

(d)
the Common Shares or the Rights are de-listed or suspended or halted for trading for a period greater than 2 Business Days for any reason by the TSX at any time prior to the closing of the Rights Offering;

(e)
the conditions to closing in favour of the Standby Purchasers referred to in Section 6.2 (other than the representations and warranties set out in Sections 6.2(e)(iii) and (iv)) have not been satisfied on or before December 31, 2014;

(f)	the Final Prospectus has not been filed in each of the Canadian Qualifying Jurisdictions on or before November 30, 2014;

(g)	the Rights Offering is otherwise terminated or cancelled or the closing as contemplated in Article 6 has not occurred on or before December 31, 2014.

7.3
Notwithstanding any other provision hereof, should Ceres or a Standby Purchaser validly terminate this Agreement pursuant to, and in accordance with, this Article 7, the obligations of both Ceres and the Standby Purchasers under this Agreement shall terminate and there shall be no further liability on the part of the Standby Purchasers to Ceres or on the part of Ceres to the Standby Purchasers hereunder (except for any liability of any party that exists at such time or that may arise thereafter pursuant to Article 8 or Section 10.2).

ARTICLE 8
INDEMNIFICATION

8.1
Ceres covenants and agrees to protect, indemnify and hold harmless each of the Standby Purchasers for and on behalf of itself and for and on behalf of and in trust for each of its directors, officers, employees, agents and shareholders from and against any and all losses, claims, damages, liabilities, costs or expenses caused or incurred:

EXECUTION VERSION

(a)
by reason of or in any way arising, directly or indirectly, out of any Misrepresentation or alleged Misrepresentation in the Prospectus, other than any Misrepresentation or alleged Misrepresentation in connection with information and statements provided in writing by such Standby Purchaser expressly for use in the Prospectus;

(b)
by reason of or in any way arising, directly or indirectly, out of any order made or inquiry, investigation or proceeding commenced or threatened by any Securities Commission, or other competent authority in Canada or the United States or before or by any Governmental Entity, based upon or relating to any Misrepresentation or alleged Misrepresentation in the Prospectus, or any other document filed with the Securities Commission in connection with the Rights Offering or the Prospectus, other than any Misrepresentation or alleged Misrepresentation in connection with information and  statements provided in writing by such Standby Purchaser expressly for use in the Prospectus;

(c)
the non-compliance or alleged non-compliance by Ceres with any requirement of the Securities Laws or any other applicable Laws in connection with the Rights Offering or other transaction contemplated in this Agreement; or

(d)	by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of Ceres contained herein.

8.2
Each of the Standby Purchasers severally and not jointly covenants and agrees to protect, indemnify and hold harmless Ceres for and on behalf of itself and for and on behalf of and in trust for each of its directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities, costs or expenses caused or incurred:

(a)
by reason of or in any way arising, directly or indirectly, out of any Misrepresentation or alleged Misrepresentation in the Prospectus in connection with statements provided in writing to Ceres by such Standby Purchaser expressly for use in the Prospectus;

(b)
by reason of or in any way arising, directly or indirectly, out of any order made or inquiry, investigation or proceeding commenced or threatened by any Securities Commission, or other competent authority in Canada or the United States or before or by any Governmental Entity, based upon or relating to any Misrepresentation or alleged Misrepresentation in the Prospectus, or any other document filed with the Securities Commission in connection with the Rights Offering or the Prospectus, in connection with statements provided in writing to Ceres by such Standby Purchaser expressly for use in the Prospectus; or

(c)	by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of the Standby Purchaser contained herein.

EXECUTION VERSION

8.3
In the event that any claim, action, suit or proceeding, including, without limitation, any inquiry or investigation (whether formal or informal), is brought or instituted against any of the Persons in respect of which indemnification is or might reasonably be considered to be provided for herein, such Person (an “Indemnified Party”) shall promptly notify the Person from whom indemnification is being sought (being either Ceres under Section 8.1 or the applicable Standby Purchaser under Section 8.2, as the case may be (the “Indemnifying Party”)).

8.4	In any such claim, action, suit or proceeding, the reasonable fees and disbursements of the counsel retained by the Indemnified Party shall be paid by the Indemnifying Party.

8.5
Notwithstanding anything herein contained, no Indemnified Party shall agree to any settlement of any claim, action, suit, proceeding, inquiry or investigation in respect of which indemnification is or might reasonably be considered to be provided for herein, unless the Indemnifying Party has consented in writing thereto, and the Indemnifying Party shall not be liable for any settlement of any such claim, action, suit, proceeding, inquiry or investigation unless it has consented in writing thereto.

ARTICLE 9
NOTICE

9.1
Notice.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by facsimile transmission as set forth below, or to such other address, facsimile number or Person as may be designated by notice.

(a)	In the case of Ceres:

Ceres Global Ag Corp.
36 Toronto Street
Suite 850
Toronto, Ontario
M5C 2C5
Attention:        Patrick Bracken
Email:              pbracken@ceresglobalag.com

With a copy to:
Blake, Cassels & Graydon LLP
199 Bay Street
Suite 4000
Toronto, Ontario
Attention:        Frank Guarascio
Email:              frank.guarascio@blakes.com

(b)	In the case of VN Capital:

c/o VN Capital Management, LLC
1133 Broadway
Suite 1609

EXECUTION VERSION

New York, NY 10028
United States of America
Attention:  James Vanasek
Email:  jtv@vncapital.net

With a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP
155 Wellington Street West
M5V 3J7
Toronto, Ontario

Attention:        Alex Moore
Email:              amoore@dwpv.com

(c)	In the case of Whitebox:

3033 Excelsior Boulevard
Suite 300
Minneapolis, Minnesota 55416
United States of America

Email: jmercer@whiteboxadvisors.com

With a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP
333 Bay Street, Suite 2400
M5H 2T6
Toronto, Ontario
Attention:        Aaron Atkinson
Email:             aatkinson@fasken.com

(d)	In the case of Highbridge:

40 West 57th Street – 32nd Floor
New York, NY 10019
United States of America

Email: Jason.Hempel@Highbridge.com; Jonathan.Segal@Highbridge.com

With a copy (which shall not constitute notice) to:
40 West 57th Street – 32nd Floor
New York, NY 10019
United States of America
Attention:        Anthony Vernale
Email: Anthony.Vernale@highbridge.com

EXECUTION VERSION

9.2	Receipt of Notice. Notice shall be deemed to be given on the day of actual delivery or the day of electronic transmission, as the case may be, or if not a Business Day, on the next Business Day.

ARTICLE 10
MISCELLANEOUS

10.1
Independent Legal Advice.  The Standby Purchasers acknowledge and agree that Blake, Cassels & Graydon LLP and Skadden, Arps, Slate, Meagher & Flom LLP have acted as counsel only to Ceres and that the Standby Purchasers have obtained independent legal advice with respect to the subject matter of this Agreement.

10.2
Expenses.  Ceres will be responsible for all expenses related to the Rights Offering, whether or not the Rights Offering is completed, including, without limitation, all fees and disbursements of its legal counsel, all fees and disbursements of its accountants and auditors, all expenses related to roadshows and marketing activities and any marketing documents or materials (including, without limitation, slide presentations and videos, if any), printing costs, translation fees and filing fees.  All reasonable and documented out-of-pocket fees and expenses of the Standby Purchasers (including the reasonable and documented fees and expenses of outside counsel in connection with the Rights Offering) associated with the preparation, execution and delivery, waiver or modification, and enforcement of the documentation contemplated hereby shall be borne by Ceres.

10.3
Further Assurances.  The parties hereto agree to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement.

10.4	Assignment. This Agreement may not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties hereto.

10.5	Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.6
Waiver.  Failure by any party hereto to insist in any one or more instances upon the strict performance of any one of the covenants or rights contained herein shall not be construed as a waiver or relinquishment of such covenant.  No waiver by any party hereto of any such covenant or right shall be deemed to have been made unless expressed in writing and signed by the waiving party.

10.7
Amendments.  No term or provision hereof may be amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of the amendment, discharge or termination is sought.

10.8
Counterparts and Electronic Transmission.  This Agreement may be signed in one or more counterparts, each of which once signed shall be deemed to be an original. All such counterparts together shall constitute one and the same instrument. Notwithstanding the date of execution of any counterpart, each counterpart shall be deemed to bear the effective date first written above. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments

EXECUTION VERSION

hereto or thereto, to the extent signed and delivered by means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person

10.9	Time. Time shall be of the essence of this Agreement.

10.10
Entire Agreement.  This Agreement and any other agreements and other documents referred to herein and delivered in connection herewith, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

10.11
Language.  The parties hereby confirm their express wish that this document and all documents and agreements directly or indirectly related thereto be drawn up in English.  Les parties aux présentes reconnaissent qu’à leur demande le présent document ainsi que tous les documents et conventions qui s’y rattachent directement ou indirectement sont rédigés en langue anglaise.

[The rest of this page has been intentionally left blank]

EXECUTION VERSION

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first written above.

CERES GLOBAL AG CORP.
By:	/s/ Patrick Bracken
Name:	Patrick Bracken
Title:	President and CEO

EXECUTION VERSION

VN CAPITAL MANAGEMENT, LLC, on behalf of VN CAPITAL FUND C, LP
By:	/s/ James Vanasek
Name:	James Vanasek
Title:	Principal

EXECUTION VERSION

WHITEBOX CREDIT ARBITRAGE PARTNERS, L.P. By: Whitebox Credit Arbitrage Advisors, LLC, its general partner By: Whitebox Advisors LLC, its managing member
By:	/s/ Mark Stregling
Name:	Mark Stregling
Title:	Chief Operating Officer, Whitebox Advisors LLC
WHITEBOX MULTI-STRATEGY PARTNERS L.P. By: Whitebox Multi-Strategy Advisors, LLC, its general partner By: Whitebox Advisors LLC, its managing member
By:	/s/ Mark Stregling
Name:	Mark Stregling
Title:	Chief Operating Officer, Whitebox Advisors LLC

EXECUTION VERSION

HIGHBRIDGE INTERNATIONAL LLC By: Highbridge Capital Management, LLC, its trading manager
By:	/s/ Jason Hempel
Name:	Jason Hempel
Title:	Managing Director

HIGHBRIDGE TACTICAL CREDIT & CONVERTIBLES MASTER FUND, L.P. By: Highbridge Capital Management, LLC, its trading manager
By:	/s/ Jason Hempel
Name:	Jason Hempel
Title:	Managing Director

EXECUTION VERSION

SCHEDULE A

Definitions

“1933 Act” means the United States Securities Act of 1933, as amended, including the rules and regulations adopted by the SEC thereunder;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, including the rules and regulations adopted by the SEC thereunder;

“Additional Subscription Privilege” means the entitlement of a holder of Rights (including any Standby Purchaser that is a holder of Rights), who has exercised in full the Basic Subscription Right attaching to its Rights, to subscribe pursuant to the Rights Offering for additional Common Shares (if such are available), as such entitlement shall be further detailed in the Prospectus;

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate.  A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” shall have a similar meaning;

“Basic Subscription Right” means the entitlement of a holder of Rights to subscribe pursuant to the Rights Offering for one Common Share at a price equal to the Subscription Price for each of Right held, as such entitlement shall be further detailed in the Prospectus;

“Business Day” means any day, other than a Saturday or a Sunday, upon which banks are open for business in Toronto, Canada;

“Canadian Securities Commissions” means, collectively, the securities commission or similar securities regulatory authorities of each Canadian Qualifying Jurisdiction;

“Ceres” has the meaning ascribed on the cover page of this Agreement;

“Closing Date” means three Business Days following the receipt by the Standby Purchasers of the Standby Notice, or such other date as may be agreed by Ceres and the Standby Purchasers, which in no event shall be later than December 31, 2014;

“Common Shares” means the common shares in the share capital of Ceres;

“Expiry Date” means the date on which the Rights shall expire and become null and void as set out in the Final Prospectus, such date being expected to be on or about the twenty-first day following the date on which the Final Prospectus is mailed to Persons who are holders of Common Shares as of the Record Date;

“Expiry Time” means 5:00 p.m. (Toronto time) on the Expiry Date;

“Final Prospectus” means the final short form prospectus to be filed by Ceres with the Securities Commissions in each of the Canadian Qualifying Jurisdictions in connection with the offer and sale of the Securities, as amended by any Prospectus Amendment to the Final Prospectus;

“Form F-7” means the registration statement on Form F-7 to be filed by Ceres with the SEC in connection with the Rights Offering, as amended by any amendment thereto;

EXECUTION VERSION

“Governmental Entity” means any (i) multinational, federal, provincial, territorial, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

“Insider Standby Purchasers” has the meaning ascribed in Section 2.3;

“Laws” means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, instruments, policies, guidelines, and general principles of common law and equity, binding on or affecting the Person referred to in the context in which the word is used;

“Material Adverse Change” means any change, effect, event, occurrence or state of facts that, individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition, assets or liabilities (contingent or otherwise) of Ceres, other than any change, effect, event, occurrence, circumstance or state of facts relating to (i) general political, economic or financial conditions, (ii) any change in applicable Laws or in the interpretation thereof by any Governmental Entity; (iii) any natural disaster; (iv) the closing of the Rights Offering; or (v) changes affecting the Canadian grain industry generally, unless in the case of (i), (ii), (iii) and (v), such change, effect, event, occurrence, circumstances or state of facts has a material and disproportionate effect on Ceres, its business, operations or financial condition, assets, or liabilities (contingent or otherwise) compared to similar companies;

“Misrepresentation” means (a) a “misrepresentation” as defined in Section 1(1) of the Securities Act or (b) as to any document, any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

“MRRS” means the Mutual Reliance Review System;

“Offering” means the Rights Offering and the offering and issuance of the Standby Shares and the Standby Warrants as contemplated in this Agreement;

“Person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, trust, estate, custodian, trustee, executor, administrator, nominee or other entity or organisation, including a Governmental Entity or political subdivision or an agency or instrumentality thereof;

“Preliminary Prospectus” means the preliminary short form prospectus expected to be filed on or about October 7, 2014 with the Securities Commissions in each of the Canadian Qualifying Jurisdictions in connection with the offer and sale of the Securities;

“Prospectus” means, collectively, the Preliminary Prospectus, the Final Prospectus, and any Prospectus Amendment;

“Prospectus Amendment” means any amendment to the Preliminary Prospectus or the Final Prospectus;

EXECUTION VERSION

“Qualifying Jurisdictions” means each of the provinces and territories of Canada (the “Canadian Qualifying Jurisdictions”), the United States and such other jurisdictions as Ceres may determine;

“Record Date” means the record date for the purpose of the Rights Offering that will be established by Ceres in the Final Prospectus;

“Rights” means the transferable rights to subscribe for Common Shares offered by Ceres pursuant to the Rights Offering pursuant to the Basic Subscription Right and the Additional Subscription Privilege at the Subscription Price;

“Rights Offering” means the offering by Ceres of Rights to the holders of Common Shares on the Record Date to purchase Common Shares at the Subscription Price, for gross proceeds to Ceres of $75,000,000, undertaken in accordance with Article 2;

“SEC” means the United States Securities and Exchange Commission;

“Securities” means, collectively, the Rights, the Common Shares issuable upon exercise of the Rights, and the Standby Shares;

“Securities Act” means the Securities Act (Ontario), as amended;

“Securities Commissions” means, collectively, the securities commissions or similar securities regulatory authorities of the Qualifying Jurisdictions;

“Securities Laws” means all applicable securities Laws (including, for the avoidance of doubt, state “blue sky” laws) of each of the Qualifying Jurisdictions and the applicable rules of the TSX;

“Standby Notice” has the meaning ascribed in Section 2.2(b);

“Standby Purchaser Rights Offering Shares” means the Common Shares issuable to each Standby Purchaser pursuant to the exercise of the Rights held by such Standby Purchaser or its Affiliates;

“Standby Purchaser Shares” means, in respect of each Standby Purchaser, those Standby Shares required to be purchased by such Standby Purchaser pursuant to section 2.2(b);

“Standby Purchasers” has the meaning given on the cover page of this Agreement;

“Standby Shares” means Common Shares that are not otherwise subscribed for and taken up under the Rights Offering by holders of Rights;

“Standby Share Cap” means, for Whitebox, that number of Standby Shares that, when aggregated with (i) all Common Shares over which Whitebox or its Affiliates have the power to exercise, directly or indirectly, voting control or direction and/or that are beneficially owned (including, without limitation those would otherwise be considered to be beneficially owned for purposes of Section 90(1) of the Securities Act (or other applicable legislation)) as of the date of this Agreement, (ii) without duplication all Common Shares purchased by Whitebox pursuant to its Basic Subscription Right and its Additional Subscription Privilege (if exercised), and (iii) all Common Shares issuable on the exercise of Standby Warrants, that equals 19.9% of the number of Common Shares outstanding calculated in accordance with applicable Canadian Securities Laws, including Section 90(1) of the Securities Act.

EXECUTION VERSION

“Standby Warrants” has the meaning ascribed in Section 2.3;

“Subscription Commitment” of a Standby Purchaser means the amount set out opposite the name of such Standby Purchaser in Schedule B hereto;

“Subscription Price” means the exercise price per Common Share applicable under the Rights Offering, which price per Common Share shall be the lower of (i) $5.98, and (ii) 15% discount to the 5-day VWAP at the time of filing of the Final Prospectus, or otherwise agreed to in writing by the parties hereto prior to the filing of the Final Prospectus;

“TSX” means the Toronto Stock Exchange; and

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

EXECUTION VERSION

SCHEDULE B

Subscription Commitments of the Standby Purchasers

Standby Purchaser and Affiliates	Current Beneficial Ownership of Common Shares	Amount of Subscription Commitment (including amounts subscribed under Basic Subscription Rights)	Number of Standby Warrants
VN Capital	3,277,393	$45,000,000	1,250,000
Whitebox	1,249,656	$25,000,000	694,445
Highbridge	767,300	$5,000,000	138,889

EXECUTION VERSION

SCHEDULE C

REPRESENTATIONS, WARRANTIES AND COVENANTS OF CERES

(a)
Ceres has been duly incorporated and organised and is validly existing and in good standing under the Laws of Ontario and has all requisite corporate power to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the material conduct of its business or its ownership or leasing of material property requires such qualification.

(b)	The authorized capital of Ceres consists of an unlimited number of Common Shares, of which there were, as of the date of this Agreement, 14,208,208 Common Shares issued and outstanding.

(c)
When issued and delivered to the respective purchaser and, where applicable, paid for by the respective purchaser in accordance with the terms and conditions of the Rights Offering and/or the terms and conditions of this Agreement, the Securities will be validly issued, fully paid and non-assessable and will be free and clear of all liens, pledges, claims, encumbrances, security interests and other restrictions, except for any restrictions on resale or transfer imposed by applicable Laws.  The issuance of the Securities will not be subject to any pre-emptive or similar rights (it being acknowledged by the Standby Purchasers that the number of Standby Shares that they may be entitled to receive pursuant to this Agreement will depend on the number of Common Shares issued to those Persons who have exercised Rights prior to the Expiry Time).

(d)
Ceres will allot or set aside sufficient Common Shares in its treasury to issue the Common Shares to be issued upon due exercise of the Standby Warrants and receipt of the Warrant Approvals and, upon receipt of full payment therefor, such Common Shares will be issued as fully paid and non-assessable, and will be free and clear of all liens, pledges, claims, encumbrances, security interests and other restrictions, except for any restrictions on resale or transfer imposed by applicable Laws.

(e)	The execution, delivery and performance by Ceres of this Agreement:

(i)	has been duly authorized by all necessary corporate action on its part;

(ii)
does not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) violate its articles of incorporation or by-laws or result in a breach of or a violation of, or constitute a default under, or conflict with, any provision of any material indenture, mortgage, agreement, contract or other material instrument to which Ceres is a party or by which Ceres or any of its properties or assets is bound; and

(iii)	will not result in the violation of any applicable Law,

excluding such breaches, violations or conflicts that would not, individually or in the aggregate, result in a Material Adverse Change or have a material adverse effect on the Rights Offering or on the other transactions contemplated hereunder.

EXECUTION VERSION

(f)
Ceres has not sold, and will not sell, any Common Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(g)
This Agreement has been duly executed and delivered by Ceres and constitutes a legal, valid and binding obligation of Ceres, enforceable against it in accordance with its terms, subject only to (i) any limitation under applicable Laws relating to bankruptcy, insolvency, arrangements or other laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(h)
No consent, approval, order or authorization of, or declaration with any Governmental Entity or any third party is required by or with respect to Ceres or any of its Affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions by Ceres contemplated hereby, other than the consents, approvals, or authorizations that may be required by the Securities Laws of any Qualifying Jurisdiction.

(i)
At the time of its filing and as at the Closing Date, the Prospectus will comply, in all material respects, with the requirements of any applicable Securities Laws in the Canadian Qualifying Jurisdictions (and the Form F-7 will become and remain effective and no notice of objection of the SEC to the use of the Form F-7 or any amendment thereto will have been received); and at the time of its filing and as at the Closing Date, the information and statements contained therein are true and correct in all material respects, contain no misrepresentation and constitute full, true and plain disclosure of all material facts (as such term is construed under the Securities Act) and do not omit any material facts relating to Ceres and as concerns the Rights Offering and the transactions contemplated herein and did not or will not contain any Misrepresentation; provided that the foregoing shall not apply to any information or statements contained in the Prospectus relating to the Standby Purchasers which the Standby Purchasers have approved in writing for inclusion in such Prospectus.

(j)
At the Closing Date and subject to the completion of the filings and other matters contemplated herein, the distribution of the Securities and the Standby Warrants by Ceres will comply with applicable Securities Laws.

(k)
Ceres is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.

(l)
Ceres is a reporting issuer (or equivalent where applicable) in good standing in all of the Canadian Qualifying Jurisdictions and is in compliance in all material respects with all continuous and timely disclosure obligations under applicable Securities Laws of the provinces and territories of Canada, and, without limiting the generality of the foregoing, there has not occurred any Material Adverse Change since June 30, 2014 that has not been publicly disclosed, and except to the extent that information contained in a document is superseded by a document filed subsequently pursuant to Securities Laws,

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none of the documents filed by or on behalf of Ceres pursuant to Securities Laws since June 30, 2014 contains a Misrepresentation at the date hereof.

(m)
At no time during the 60-month period that ends at the Closing Date was more than 50% of the fair market value of the Common Shares derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada for purposes of the Income Tax Act (Canada), (ii) Canadian resource properties for purposes of the Income Tax Act (Canada), (iii) timber resource properties for purposes of the Income Tax Act (Canada), or (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (i) to (iii) hereof, whether or not the property existed.

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SCHEDULE D

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
STANDBY PURCHASERS

(a)	The execution, delivery and performance by the Standby Purchaser of this Agreement:

(i)	has been duly authorized by all necessary action on its part;

(ii)
does not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) violate its articles of incorporation or by-laws or result in a breach of or a violation of, or constitute a default under, or conflict with, any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Standby Purchaser is a party or by which the Standby Purchaser or any of its properties or assets is bound; and

(iii)
will not result in the violation of any applicable Law, excluding such breaches, violations or conflicts that would not, individually or in the aggregate, result in a Material Adverse Change or have a material adverse effect on the Rights Offering or on the other transactions contemplated hereunder.

(b)
This Agreement has been duly executed and delivered by the Standby Purchaser and constitutes a legal, valid and binding obligation of the Standby Purchaser, enforceable against it in accordance with its terms, subject only to (i) any limitation under applicable Laws relating to bankruptcy, insolvency, arrangement or other laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(c)
No consent, approval, order or authorization of, or declaration with, any Governmental Entity is required by or with respect to the Standby Purchaser or any of its Affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions by the Standby Purchaser contemplated hereby, other than consents, approvals, or authorizations that may be required by the Securities Laws of any Qualifying Jurisdictions. As of the date of this Agreement, the Standby Purchaser has the power to exercise, directly or indirectly, voting control or direction and/or beneficially owns that number of Common Shares (including, without limitation those that would be considered to be beneficially owned for purposes of Section 90(1) of the Securities Act (or other applicable legislation) indicated in Schedule B.

(d)
The Standby Purchaser has, and on the Closing Date will have (regardless of the number of Rights that are exercised by the holders of Rights prior to the Expiry Time), the financial ability and sufficient funds to make and complete the payment for all of the Standby Purchaser Shares and Standby Purchaser Rights Offering Shares that it has committed to purchase pursuant to the Subscription Commitment and the availability of such funds is not and will not be subject to the consent, approval or authorization of any other Person(s). Each Standby Purchaser acknowledges and covenants that it shall, in connection with Section 6.1 of National Instrument 45-101 – Rights Offerings, deliver to Ceres satisfactory evidence of the foregoing for delivery to the Canadian Securities

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Commissions at or prior to the time of filing of the Prospectus with the Canadian Securities Commissions.

(e)
The Standby Purchaser (in the case of VN Capital or Whitebox), together with its Affiliates, directly or indirectly, is the beneficial owner of, or exercises direction or control over, (i) 3,277,393 Common Shares (in the case of VN Capital), and (ii) 1,249,656 Common Shares (in the case of Whitebox), and does not have any other exposure to or interests in any other Common Shares or securities of Ceres.

(f)	Each of the Standby Purchasers has had access to such information concerning Ceres as it has considered necessary to enter into this Agreement and to undertake its obligations hereunder.

(g)
The Standby Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Standby Purchaser Rights Offering Shares and the Standby Shares that the Standby Purchaser is obliged to purchase pursuant to Section 2.2 (subject to the provisions hereof) and is able to bear the economic risks of such investment.

(h)
If required under applicable Laws or Securities Laws or under the rules and policies of the TSX, the Standby Purchaser will execute, deliver and file and otherwise assist Ceres in filing all required reports and all other required documents with respect to the issue of the Rights, Standby Purchaser Rights Offering Shares and Standby Purchaser Shares, provided that Ceres acknowledges and agrees that it has not engaged any of the Standby Purchasers to act as underwriters (as defined under applicable Securities Laws) and the Standby Purchasers will not be required to sign a certificate in the Prospectus in that capacity or any other capacity.

(i)
The Standby Purchaser is acquiring the Standby Purchaser Rights Offering Shares and the Standby Purchaser Shares as principal and for investment and not with a view to, and has not offered or sold any Standby Purchaser Rights Offering Shares or Standby Purchaser Shares in connection with, the sale or distribution thereof.

(j)
The Standby Purchaser shall, for so long as it holds any Standby Purchaser Rights Offering Shares or Standby Purchaser Shares, offer or sell such securities only (a) pursuant to an exemption from, or in a manner not requiring registration or delivery of a prospectus under, the registration and prospectus delivery requirements of the 1933 Act, including without limitation Section 5 thereof and (b) in a manner not requiring any filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency pursuant to U.S. state securities or blue sky laws.

(k)
The Standby Purchaser represents and warrants to Ceres that it acknowledges and agrees that the Standby Warrants issued to it will not be exercisable until the Warrant Approvals are obtained at the next annual general meeting of shareholders of Ceres.

(l)	The Standby Purchaser:

(A)	understands that any Standby Purchaser Rights Offering Shares acquired by it, any Standby Purchaser Shares acquired by it and Common Shares to

EXECUTION VERSION

be issuable under the Standby Warrants (collectively, the “Acquired Shares”) have not been and will not be registered under the 1933 Act and that the offer and sale to it contemplated hereby or pursuant to the terms of the Standby Warrants, as applicable, is being made in reliance on a private placement exemption to institutional “accredited investors” specified in Rule 501(a)(1), (2), (3), and (7) of Regulation D under the 1933 Act (“Accredited Investors”);

(B)
has received a copy, for its information only, of the Prospectus and has had access to such additional information, if any, concerning Ceres as it has considered necessary in connection with its investment decision to invest in the Acquired Shares;

(C)
has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Acquired Shares and is able to bear the economic risks of such investment;

(D)	is an Accredited Investor;

(E)
acknowledges that it has not purchased, and will not purchase, any Acquired Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(F)	agrees that it will not offer, sell or otherwise transfer any of such Acquired Shares, directly or indirectly, unless:

(i)	the sale is to Ceres;

(ii)	the sale is made outside the United States in compliance with the requirements of Rule 903 or Rule 904 of Regulation S and in compliance with applicable local laws and regulations;

(iii)	the sale is made pursuant to an exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available; or

(iv)
the sale is made in another transaction that does not require registration under the 1933 Act or any applicable United States state laws and regulations governing the offer and sale of securities, and he has furnished to Ceres an opinion of counsel of recognised standing or other documentation reasonably satisfactory to Ceres;

(G)
understands and acknowledges that upon the original issuance of the Acquired Shares, and until such time as is no longer required under applicable requirements of the 1933 Act or applicable state laws, all certificates representing the Acquired Shares, and all certificates issued in

EXECUTION VERSION

exchange therefor or in substitution thereof, shall bear, on the face of such certificates, the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STAE SECURITIES LAWS OR THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM CST TRUST COMPANY. UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO CST TRUST COMPANY AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT;

provided, that if the Common Shares are being sold in compliance with the requirements of Rule 903 or Rule 904 of Regulation S and applicable Canadian laws and regulations, the legend may be removed by providing a declaration to CST Trust Company, as registrar and transfer agent for the Common Shares, to the following effect (or as Ceres may prescribe from time to time):

“The undersigned (A) acknowledges either (i) that the sale of the Common Shares to which this declaration relates is being made in reliance on Rule 903 of Regulation S under the United States Securities Act of 1933, as

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amended (the “U.S. Securities Act”), and (X) certifies that (1) the offer of such Common Shares was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of a physical trading floor of an established foreign securities exchange that is located outside the United States, or (ii) that the sale of the Common Shares to which this declaration relates is being made in reliance of Rule 904 of Regulation S under the U.S. Securities Act, and (Y) certifies that (1) it is not an affiliate (as defined in Rule 405 under the U.S. Securities Act) of Ceres, (2) the offer of such Common Shares was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed on or through the Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States. The undersigned also acknowledges that (1) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such Common Shares, (2) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (3) the seller does not intend to replace such securities with fungible unrestricted securities of Ceres Global AG Corp.; and (4) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S;”

provided, further, that, if any such Common Shares are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to CST Trust Company of an opinion of counsel, of recognised standing reasonably satisfactory to Ceres, to the effect that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws or other documentation reasonably satisfactory to CST Trust Company and Ceres.

(m)
in the case of Whitebox, agrees that during the period from the date hereof until the earlier of (i) the Closing Date, and (ii) December 31, 2014, Whitebox and its Affiliates shall not, directly or indirectly, without the prior written authorization of Ceres acquire, agree to acquire, make any proposal or offer to acquire, or engage in any derivatives transaction with respect to, directly or indirectly in any manner, any securities of Ceres; provided, however, that the foregoing provision shall not prohibit or restrict any acquisition of securities of Ceres following the

EXECUTION VERSION

announcement or making of any tender, take-over bid or exchange offer for Common Shares by, or the announcement or entry into any agreement with respect to any merger, plan of arrangement or other business combination involving Ceres with or into, any third party not acting jointly or in concert with Whitebox or any of its Affiliates, or in connection with securities paid to Whitebox or its Affiliates as director fees.

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SCHEDULE E
FORM OF OPINION

1.	Ceres is a corporation existing under the laws of the Province of Ontario and has not been dissolved.

2.
Ceres has the requisite power and capacity to carry on its business as described in the Prospectus, to enter into and carry out its obligations under the Standby Purchase Agreement and to issue (i) the Rights and the Common Shares underlying the Rights, (ii) the Standby Warrants and the Common Shares underlying the Standby Warrants and (iii) the Standby Shares, as contemplated by the Prospectus and the Standby Purchase Agreement.

3.
The execution and delivery of the Prospectus and the filing of the Prospectus pursuant to applicable Securities Laws have been duly approved and authorized by all necessary action on the part of Ceres.

4.
All necessary action has been taken by and on behalf of Ceres to authorize the creation, issuance and distribution of (i) the Rights and the Common Shares underlying the Rights, (ii) the Standby Warrants and the Common Shares underlying the Standby Warrants and (iii) the Standby Shares.

5.
The Rights have been duly authorized and validly issued, and upon payment of the subscription price and the valid exercise of the Rights as contemplated in the Prospectus, the Common Shares underlying the Rights will be duly authorized and validly issued as fully-paid and non-assessable common shares in the capital of Ceres.

6.
The Standby Warrants have been duly authorized and validly issued, and upon the valid exercise of the Standby Warrants as contemplated in the Prospectus, the Common Shares underlying the Standby Warrants will be duly authorized and validly issued as fully-paid and non-assessable common shares in the capital of Ceres.

7.
The Standby Shares have been duly authorized and validly issued, and upon payment of the subscription price of the Standby Shares as contemplated in the Prospectus, the Standby Shares will be duly authorized and validly issued as fully-paid and non-assessable common shares in the capital of Ceres.

8.
Neither the execution and delivery by the Company of the Standby Purchase Agreement nor the consummation of the transactions contemplated by the Standby Purchase Agreement resulted, or will result, in a breach (whether after notice or lapse of time or both) of: (a) any of the terms, conditions or provisions of the articles or by-laws of Ceres; or (b) any applicable laws of the Province of Ontario or the federal laws of Canada applicable therein.

9.
The Standby Purchase Agreement and the performance by the Company of its obligations thereunder have been duly authorized and the Standby Purchase Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of Ceres enforceable against it in accordance with its terms.

EXECUTION VERSION

10.
All necessary documents have been filed, all requisite proceedings have been taken and all legal requirements have been fulfilled by Ceres under applicable Securities Laws to qualify (i) the Rights and the Common Shares underlying the Rights, and (ii) the Standby Shares for distribution in each Canadian province and territory.

11.
The Standby Shares and the Common Shares underlying the Rights and the Standby Warrants have been approved for listing on the TSX, subject only to such usual conditions and to the filing of usual documents in accordance with the requirements of the TSX.